Exhibit 15.8

CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:	Annual Report on Form 20-F of Nova Minerals Limited (the “Company”)

I, Bob Loeffler of Jade North LLC, in connection with the Company’s annual report on Form 20-F (and any amendments or supplements and/or exhibits thereto, the “Annual Report”), consent on behalf of Jade North LLC to:

●	the public filing by the Company and use of the technical report titled “SK-1300 Initial Assessment Technical Report Summary for the Estelle Gold Project Alaska, USA” (the “Technical Report”), with an effective date of January 31, 2024 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Annual Report;

●	the use of and references to Jade North LLC, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Annual Report and any such Technical Report; and

●	any extracts from or a summary of the Technical Report in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me on behalf of Jade North LLC, that I supervised the preparation of and/or that was reviewed and approved by me on behalf of Jade North LLC, that is included or incorporated by reference in the Annual Report.

Jade North LLC employs professional environmental scientists that conform to the SEC qualified person definition, and served as a qualified person as defined in S-K 1300 for Section 17 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections on behalf of Jade North LLC as discussed above of the Technical Report. I certify that I have read the Annual Report and that both fairly and accurately represent the information in the sections of the Technical Report for which Jade North LLC responsible.

Dated: October 29, 2024

JADE NORTH LLC

By:	/s/ Bob Loeffler
Name:	Bob Loeffler
Title:	Environmental Consultant